UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2026

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40400	46-1942864
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Lavaca Street, Austin, TX 78701

(Address of principal executive offices) (Zip Code)

(209) 651-0172

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DBGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported by Digital Brands Group, Inc. (the “Company”) in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 17, 2026, on February 16, 2026 the Company entered into those certain letter agreements (collectively, the “Agreement”) with four existing holders (the “Holders”) of Common Share Purchase Warrants (the “Existing Warrants”) previously issued by the Company to the Holders in an offering pursuant to that certain Registration Statement Form S-1, which was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on February 11, 2025 (File No.: 333-284508). Pursuant to the Agreement, the Holders collectively agreed to exercise (i) upon entry into the Agreement, 2,365,968 of the Existing Warrants at an exercise price of $0.66 per share upon entry into the Agreement and (ii) on or prior to June 17, 2026, 9,634,032 New Warrants (as defined below) at an exercise price of $0.66 per share. In consideration for the Holders’ agreement to exercise and exchange certain Existing Warrants as set forth in the Agreement, the Company agreed to issue to the Holders new Common Share Purchase Warrants (the “New Warrants”), which New Warrants entitle the Holders thereof to purchase up to 9,634,032 shares of the Company’s common stock (the “Common Stock”) by June 17, 2026 at an exercise price of $0.66 per share.

Effective as of April 14, 2026, the Company and each Holder entered into an Amendment to the Agreement (each, an “Amendment” and collectively, the “Amendments”), whereby each Holder agreed to exercise an aggregate amount of 946,970 New Warrants, at an exercise price of $0.66 per share, on or prior to May 31, 2026. Pursuant to the Amendments, the Company expects to receive an aggregate amount of approximately $2.5 million from the exercise of New Warrants by the four holders on or prior to May 31, 2026. Additionally, the Company agreed to file a Registration Statement on Form S-3 with the Commission to register the shares of Common Stock issuable to each Holder upon exercise of the New Warrants for resale within ten business days of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The foregoing description of the Amendments does not purport to be a complete description and is qualified in its entirety by reference to the full text of the form of Amendment, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Amendment to Letter Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Dated: April 20, 2026	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer